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                     [Letterhead - Baker & Hostetler LLP]
                            [COUNSELLORS AT LAW]


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SUITE 2650 - 312 WALNUT STREET - CINCINNATI, OHIO 45202-4038 - (513) 929-3400-
FAX (513) 929-0303

                                                                   Exhibit 5
                                                                   ---------

                                  May 21, 1998


The E.W. Scripps Company
312 Walnut Street, 28th Floor
Cincinnati, Ohio 45202

The Edward W. Scripps Trust
312 Walnut Street, 28th Floor
Cincinnati, Ohio 45202

The Jack R. Howard Trust
c/o George Rowe, Esq.
Fulton, Rowe, Hart & Coon
One Rockefeller Plaza, Suite 301
New York, NY 10020-2002

Gentlemen:

        As counsel for the E.W. Scripps Company (the "Company") and The Edward
W. Scripps Trust (the "Scripps Trust"), we are familiar with the Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, with respect to 6,300,000 Class A Common Shares, $.01 par value (the "Shares") of the Company.

        In connection with the foregoing, we have examined such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

        Based upon such examination, we are of the opinion that:

        1. The Company is a corporation duly organized and validly existing under the laws of the State of Ohio.

        2. The Shares have been duly authorized and are now, and when sold pursuant to the Purchase Agreements to be entered into among the Company, the Scripps Trust, The Jack R. Howard Trust and the Underwriters (as defined therein) and in the manner contemplated by the Registration Statement will be, validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                                Very truly yours,

                                                Baker & Hostetler LLP